UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 29, 2012

LAWSON PRODUCTS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8770 W. Bryn Mawr Ave., Suite 900, Chicago, Illinois		60631
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(773) 304-5050

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2012, Lawson Product, Inc., an Illinois corporation (the "Company"), a wholly-owned subsidiary of Lawson Products, Inc., a Delaware corporation (the "Registrant"), entered into an Employment Agreement (each, an "Employment Agreement" and collectively the "Employment Agreements") with each of the following executive officers of the Registrant and the Company: Thomas Neri, President and Chief Executive Officer; Neil E. Jenkins, Executive Vice President, General Counsel and Secretary; and Ron Knutson, Executive Vice President and Chief Financial Officer (each, an "Executive" and collectively the "Executives"). Pursuant to the applicable Employment Agreement, Mr. Neri is entitled to receive a base salary of $525,000 per annum, Mr. Jenkins is entitled to receive a base salary of $410,000 per annum and Mr. Knutson is entitled to receive a base salary of $330,000 per annum. The base salaries may be increased by the Compensation Committee of the Registrant’s Board of Directors. Except for the base salaries or as noted below, the Employment Agreements are substantially identical. Each Employment Agreement provides for, among other things, the following:

(i) Each Executive will be employed on an "at will" basis, and each Executive’s employment may be terminated at any time at the option of the Company or the Executive, on the terms and subject to the conditions set forth in the Employment Agreement.

(ii) Each Executive will be eligible to participate in the annual incentive plan and the long-term incentive plan and shall be eligible for equity awards of the Registrant and for health, retirement plan and other employee benefits provided by the Registrant or the Company.

(iii) If an Executive’s employment is terminated by the Company for Cause (as defined in the Employment Agreement) or by the Executive voluntarily, the Company shall have no obligations to the Executive except to pay Accrued Compensation (as defined in the Employment Agreement).

(iv) If an Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason (as defined in the Employment Agreement), the Executive will be entitled to receive (A) Accrued Compensation, (B) an amount equal to two years’ of the Executive’s then current base salary, payable monthly over a period of two years (the "Severance Period"), (C) an amount equal to the bonus the Executive received in the 365-day period preceding the date of termination, pro rated on the basis of the number of days worked by Executive in the year of termination and payable monthly during the Severance Period and (D) continued health plan coverage for the Executive and his spouse and dependents during the Severance Period.

(v) If an Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason within 12 months following a Change in Control (as defined in the Employment Agreement), then in lieu of the benefits referenced in clause (iv), the Executive shall be entitled to receive (A) Accrued Compensation, (B) an amount equal to two times the Executive’s then current base salary and two times the bonus the Executive received in the 365-day period preceding the date of termination, payable in lump sum, (C) continued health plan coverage for the Executive and his spouse and dependents for a period of two years after the date of termination and (D) immediate vesting of any unvested equity awards.

(vi) If an Executive’s employment is terminated due to the Executive’s death, (A) the Executive shall be entitled to receive Accrued Compensation, (B) the beneficiary designated by the Executive shall be entitled to receive an amount equal to two years’ of the Executive’s then current base salary, payable monthly over a period of two years and (C) the Executive’s spouse and dependents shall be entitled to continued health plan coverage for a period of two years.

(vii) If an Executive’s employment is terminated due to Disability (as defined in the Employment Agreement), the Executive shall be entitled to receive (A) Accrued Compensation, (B) salary continuation at the rate of 100% of his then current base salary for 12 months following the date of termination and at the rate of 60% of his then current base salary for 24 months thereafter, with reductions for payments from Company-provided long-term disability coverage made during such 36-month period and (C) continued health plan coverage for the Executive and his spouse and dependents for a period of five and one-half years following the date of termination.

(viii) The receipt of severance benefits, other than Accrued Compensation, is conditioned upon the Executive’s execution and delivery of a release in the form specified by the Employment Agreement.

(ix) Each Executive is subject to non-compete and non-solicitation obligations for a period of two years following the date of the Executive’s termination of employment.

(x) In addition to the foregoing, the Employment Agreement for Mr. Knutson provides that Mr. Knutson shall be entitled to (a) a special bonus in the amount of $145,600 if he remains actively employed by the Company through June 30, 2013 and a separate special bonus in the amount of $145,600 if he remains actively employed by the Company through March 31, 2014 (or partial awards in the event Mr. Knutson’s employment is terminated by the Company without Cause or by Mr. Knutson for Good Reason or due to Mr. Knutson’s death or disability, in each case prior to the date that the special bonuses would otherwise have become payable) and (B) outplacement services of up to $25,000 if Mr. Knutson’s employment is terminated by the Company without Cause or by Mr. Knutson for Good Reason.

The foregoing descriptions are qualified by reference to the Employment Agreements attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Employment Agreement dated as of August 29, 2012 by and between Lawson Products, Inc., an Illinois corporation, and Thomas Neri.

10.2 Employment Agreement dated as of August 29, 2012 by and between Lawson Products, Inc., an Illinois corporation, and Neil E. Jenkins.

10.2 Employment Agreement dated as of August 29, 2012 by and between Lawson Products, Inc., an Illinois corporation, and Ron Knutson.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.

September 4, 2012	By:	Neil E. Jenkins

Name: Neil E. Jenkins
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated as of August 29, 2012 by and between Lawson Products, Inc., an Illinois corporation, and Thomas Neri.
10.2	Employment Agreement dated as of August 29, 2012 by and between Lawson Products, Inc., an Illinois corporation, and Neil E. Jenkins.
10.3	Employment Agreement dated as of August 29, 2012 by and between Lawson Products, Inc., an Illinois corporation, and Ron Knutson.